Exhibit 10.7

Name:	[●]
Number of Shares subject to the Stock Option:	[●]
Exercise Price Per Share:	$[●]
Date of Grant:	[●]
Vesting Commencement Date	[●]

RVL PHARMACEUTICALS PLC

2018 INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by the Company to the individual named above (the “Optionee”), pursuant to and subject to the terms of the RVL Pharmaceuticals plc 2018 Incentive Plan (as from time to time amended and in effect, the “Plan”).

1.Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.  The following terms have the following meanings:

(a)

“Beneficiary”:  In the event of the Optionee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate.  An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in a form acceptable to the Administrator.

(b)	“Change in Control” means the first to occur of any of the following events following the Date of Grant:

(i)an event in which any “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (E) any of ACP Holdco (Offshore), L.P., ACP III AIV, L.P. or Altchem Limited or their respective affiliates), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)the consummation of the merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” or “group” (other than any of ACP Holdco (Offshore), L.P., ACP III AIV, L.P. or Altchem Limited or their respective affiliates) “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (i) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing more than 50% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(iii)the sale or disposition by the Company of all or substantially all of the Company’s assets to one or more purchasers other than any of ACP Holdco (Offshore), L.P., ACP III AIV, L.P. or Altchem Limited or their respective affiliates.

(c)	“Option Holder”: The Optionee or, if at the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

2.Grant of Stock Option.  The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of Shares set forth above (the “Optioned Shares”), with an exercise price per Optioned Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s Employment.

3.Vesting; Method of Exercise; Cessation of Employment.

(a)

Vesting.  The term “vest” as used herein with respect to the Stock Option means to become exercisable and the term “vested” as applied to the Stock Option means that the Stock Option is then exercisable, subject, in each case, to the terms of the Plan.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as follows, subject to the Optionee remaining in continuous Employment from the Date of Grant through the vesting date.

(i)Except as provided in Section 3(a)(ii) or (iii) below, the Stock Option will vest as to             .

(ii)In the event of a Change in Control in which no provision is made to assume or substitute the Stock Option pursuant to Section 7(a)(1) of the Plan, the Stock Option, to the extent then outstanding and unvested, will automatically vest in full immediately prior to the consummation of the Change in Control.

(iii)If provision is made to assume or substitute the Stock Option in connection with a Change in Control pursuant to Section 7(a)(1) of the Plan and the Company terminates the Optionee’s Employment without Cause or, if the Optionee is then subject to an employment or other individual agreement with the Company or a subsidiary containing a definition of “Good Reason”, the Optionee terminates his or her Employment for Good Reason (as defined in such agreement) on or within the eighteen (18)-month period following the consummation of the Change in Control, the Stock Option, to the extent then unvested, will automatically vest in full upon such cessation of Employment and will remain outstanding and exercisable as provided in the Plan.

(b)

Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Option Holder (or in such other form as is acceptable to the Administrator).  Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price as provided in the Plan.  The latest date on which the Stock Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)

Cessation of Employment.  Except as provided in Section 3(a)(iii) above, automatically and immediately upon the cessation of the Optionee’s Employment, the Stock Option, to the extent not already vested, will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as provided in the Plan.

4.Forfeiture; Recovery of Compensation.

(a)

The Stock Option, and the proceeds from the exercise or disposition of the Stock Option or the Optioned Shares, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)

By accepting, or being deemed to have accepted, the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence may be construed as limiting the general application of Section 8 of this Agreement.

5.Nontransferability.  The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.Withholding.  The exercise of the Stock Option will give rise to “wages” subject to withholding.  The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld.  No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes.  The Optionee authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee, but nothing in this sentence may be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.

7.Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Optionee’s Employment at any time, or affect any right of the Optionee to terminate his or her Employment at any time.

8.Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Optionee.  By accepting, or being deemed to have accepted, the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.Acknowledgements.  The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

RVL PHARMACEUTICALS PLC

By: ______________________________

Name:  ___________________________

Title:  ______________________________

Agreed and Accepted:

By_______________________________

[Optionee’s Name]